CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated March 28, 2011 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for other-than-temporary impairments as required by accounting guidance adopted in 2009, and for the fair value measurement of financial instruments as required by accounting guidance adopted in 2008), relating to the financial statements and financial statement schedules of Sun Life Assurance Company of Canada (U.S.) appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2010.

Form S-3 Registration Nos.

333-155716
333-155797
333-156303
333-156304
333-155791
333-155793
333-156308
333-155726
333-155792
333-160605
333-160606
333-160607
333-169558-01
333-169559-01
333-169560-01
333-169561-01

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 28, 2011